Exhibit 99.1

Media Inquiries:	Investor Inquiries:
Heather Beardsley	The Plunkett Group
+1 610-208-2278	Brad Edwards
hbeardsley@cartech.com	+1 212-739-6740
brad@theplunkettgroup.com

CARPENTER TECHNOLOGY REPORTS SECOND QUARTER

FISCAL YEAR 2020 RESULTS

12th Consecutive Quarter of Year-over-Year Earnings Growth

Record Second Quarter Operating Income at Specialty Alloys Operations (SAO)

Aerospace and Defense and Medical End-Use Markets Sales Up Double Digits Year-over-Year

PHILADELPHIA – January 30, 2020 – Carpenter Technology Corporation (NYSE: CRS) (the “Company”) today announced financial results for the fiscal second quarter ended December 31, 2019. For the quarter, the Company reported net income of $38.8 million, or $0.79 earnings per diluted share. Excluding special items, adjusted earnings per diluted share was $0.83 in the quarter.

“Our second quarter results reflect a continuation of our consistent year-over-year earnings growth, backlog expansion and record operating performance at SAO,” said Tony Thene, Carpenter Technology’s President and CEO. “Operating income at SAO reached its highest level on record as we continue to drive a richer product mix by prioritizing higher-value solutions across our end-use markets. In addition, customer activity at our Athens facility remains high and we received four Vendor Approved Process (VAP) approvals this quarter.”

“The second quarter marked our 12th consecutive quarter of year-over-year sales growth and backlog growth. We generated double-digit year-over-year revenue growth in the Aerospace and Defense end-use market as our leading solutions, sub-market diversity and participation on practically all major industry platforms continue to drive strong performance. In addition, sales in the Medical end-use market increased double digits compared to last year as demand for our high-value solutions remains high.”

“In the near-term, we are actively evaluating and executing on opportunities to mitigate the impact of the Boeing 737 MAX supply chain disruption. We believe we can partially mitigate the impact to our business through our broad sub-market participation and by leveraging our diverse portfolio of leading applications across other attractive end-use markets.”

“Longer-term, we continue to place strategic emphasis on advancing our leadership in emerging technologies and best positioning Carpenter Technology for sustainable growth. We recently opened our Emerging Technology Center on our Athens campus and customer collaborations around additive manufacturing are accelerating. The construction of our hot strip mill on our Reading campus remains on target and will enable us to further capitalize on our soft magnetics solutions portfolio and the anticipated growth associated with expanding electrification initiatives across multiple markets. The strategic investments we are making for the future of our industry are critical to strengthening our position as a solutions provider and driving long-term success for our diverse base of customers.”

Financial Highlights

($ in millions)	Q2 FY2020	Q2 FY2019	Q1 FY2020
Net Sales	$573.0	$556.5	$585.4
Net Sales Excluding Surcharge Revenue (a)	$471.2	$449.4	$486.6
Operating Income	$55.0	$55.4	$59.8
Operating Income Excluding Special Items (a)	$57.3	$56.6	$59.8
Net Income	$38.8	$35.5	$41.2
Cash Provided from Operating Activities	$21.8	$37.8	$0.7
Free Cash Flow (a)	$(34.5)	$(90.9)	$(56.4)

(a)	Non-GAAP financial measures explained in the attached tables

Net sales for the second quarter of fiscal year 2020 were $573.0 million compared with $556.5 million in the second quarter of fiscal year 2019, an increase of $16.5 million (3 percent), on 7 percent lower volume. Net sales excluding surcharge were $471.2 million, an increase of $21.8 million (5 percent) from the same period a year ago.

Operating income was $55.0 million compared to $55.4 million. These results primarily reflect stronger product mix across all end-use markets, partially offset by higher spending in key growth areas.

Cash provided from operating activities in the second quarter of fiscal year 2020 was $21.8 million, compared to $37.8 million in the same quarter last year. The decrease in operating cash flow primarily reflects additional working capital investments partially offset by higher income levels. Free cash flow in the second quarter of fiscal year 2020 was negative $34.5 million, compared to negative $90.9 million in the same quarter last year. The improvement in free cash flow was primarily due to the fact that the second quarter of last year included the acquisition of LPW Technology Ltd. (LPW), which was partially offset in the current quarter by higher capital expenditures and additional working capital investments. Capital expenditures were $46.7 million in the second quarter of fiscal year 2020 compared to $40.1 million in the same quarter last year.

Total liquidity, including cash and available revolver balance, was $305.1 million at the end of the second quarter of fiscal year 2020. This consisted of $29.9 million of cash and $275.2 million of available borrowings under the Company’s credit facility.

Conference Call and Webcast Presentation

Carpenter Technology will host a conference call and webcast presentation today, January 30th at 10:00 a.m. ET, to discuss the financial results of operations for the second quarter of fiscal year 2020. Please dial +1 412-317-9259 for access to the live conference call. Access to the live webcast will be available at Carpenter Technology’s website (http://www.carpentertechnology.com), and a replay will soon be made available at http://www.carpentertechnology.com. Presentation materials used during this conference call will be available for viewing and download at http://www.carpentertechnology.com.

Non-GAAP Financial Measures

This press release includes discussions of financial measures that have not been determined in accordance with U.S. Generally Accepted Accounting Principles (GAAP). A reconciliation of the non-GAAP financial measures to their most directly comparable financial measures prepared in accordance with GAAP, accompanied by reasons why the Company believes the non-GAAP measures are important, are included in the attached schedules.

About Carpenter Technology

Carpenter Technology Corporation is a recognized leader in high-performance specialty alloy-based materials and process solutions for critical applications in the aerospace, defense, transportation, energy, industrial, medical, and consumer electronics markets. Founded in 1889, Carpenter Technology has evolved to become a pioneer in premium specialty alloys, including titanium, nickel, and cobalt, as well as alloys specifically engineered for additive manufacturing (AM) processes and soft magnetics applications. Carpenter Technology has expanded its AM capabilities to provide a complete “end-to-end” solution to accelerate materials innovation and streamline parts production. More information about Carpenter Technology can be found at www.carpentertechnology.com.

Forward-Looking Statements

This presentation contains forward-looking statements within the meaning of the Private Securities Litigation Act of 1995. These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ from those projected, anticipated or implied. The most significant of these uncertainties are described in Carpenter Technology’s filings with the Securities and Exchange Commission, including its report on Form 10-K for the year ended June 30, 2019, Form 10-Q for the quarter ended September 30, 2019, and the exhibits attached to those filings. They include but are not limited to: (1) the cyclical nature of the specialty materials business and certain end-use markets, including aerospace, defense, medical, transportation, energy, industrial and consumer, or other influences on Carpenter Technology’s business such as new competitors, the consolidation of competitors, customers, and suppliers or the transfer of manufacturing capacity from the United States to foreign countries; (2) the ability of Carpenter Technology to achieve cash generation, growth, earnings, profitability, operating income, cost savings and reductions, qualifications, productivity improvements or process changes; (3) the ability to recoup increases in the cost of energy, raw materials, freight or other factors; (4) domestic and foreign excess manufacturing capacity for certain metals; (5) fluctuations in currency exchange rates; (6) the effect of government trade actions; (7) the valuation of the assets and liabilities in Carpenter Technology’s pension trusts and the accounting for pension plans; (8) possible labor disputes or work stoppages; (9) the potential that our customers may substitute alternate materials or adopt different manufacturing practices that replace or limit the suitability of our products; (10) the ability to successfully acquire and integrate acquisitions; (11) the availability of credit facilities to Carpenter Technology, its customers or other members of the supply chain; (12)

the ability to obtain energy or raw materials, especially from suppliers located in countries that may be subject to unstable political or economic conditions; (13) Carpenter Technology’s manufacturing processes are dependent upon highly specialized equipment located primarily in facilities in Reading and Latrobe, Pennsylvania and Athens, Alabama for which there may be limited alternatives if there are significant equipment failures or a catastrophic event; (14) the ability to hire and retain key personnel, including members of the executive management team, management, metallurgists and other skilled personnel; (15) fluctuations in oil and gas prices and production; and (16) uncertainty regarding the return to service of the Boeing 737 MAX aircraft and related supply chain disruption. Any of these factors could have an adverse and/or fluctuating effect on Carpenter Technology’s results of operations. The forward-looking statements in this document are intended to be subject to the safe harbor protection provided by Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended. Carpenter Technology undertakes no obligation to update or revise any forward-looking statements.

PRELIMINARY

CONSOLIDATED STATEMENTS OF INCOME

(in millions, except per share data)

(Unaudited)

	Three Months Ended December 31,		Six Months Ended December 31,
	2019	2018	2019	2018
NET SALES	$573.0	$556.5	$1,158.4	$1,128.9
Cost of sales	460.4	449.5	933.1	930.2

Gross profit	112.6	107.0	225.3	198.7
Selling, general and administrative expenses	55.3	51.6	108.2	98.3
Restructuring charges	2.3	—	2.3	—

Operating income	55.0	55.4	114.8	100.4
Interest expense	(5.3)	(7.0)	(10.7)	(13.2)
Other income (expense), net	0.8	(3.2)	0.5	(1.7)

Income before income taxes	50.5	45.2	104.6	85.5
Income tax expense	11.7	9.7	24.6	18.5

NET INCOME	$38.8	$35.5	$80.0	$67.0

EARNINGS PER COMMON SHARE:
Basic	$0.80	$0.73	$1.65	$1.39

Diluted	$0.79	$0.73	$1.64	$1.38

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
Basic	48.1	47.7	48.0	47.7

Diluted	48.5	48.0	48.4	48.1

PRELIMINARY

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in millions)

(Unaudited)

	Six Months Ended December 31,
	2019	2018
OPERATING ACTIVITIES:
Net income	$80.0	$67.0
Adjustments to reconcile net income to net cash provided from operating activities:
Depreciation and amortization	61.0	60.1
Non-cash restructuring charges	1.5	—
Deferred income taxes	5.5	4.9
Net pension expense	7.6	5.8
Share-based compensation expense	8.5	8.1
Net loss on disposals of property, plant and equipment and assets held for sale	0.1	0.1
Changes in working capital and other:
Accounts receivable	5.0	39.4
Inventories	(108.2)	(150.9)
Other current assets	(12.9)	(8.0)
Accounts payable	(1.0)	52.8
Accrued liabilities	(17.1)	(28.0)
Pension plan contributions	(3.6)	(3.3)
Other postretirement plan contributions	(1.6)	(1.5)
Other, net	(2.2)	0.7

Net cash provided from operating activities	22.6	47.2

INVESTING ACTIVITIES:
Purchases of property, plant, equipment and software	(94.3)	(81.7)
Proceeds from disposals of property, plant and equipment and assets held for sale	0.1	0.1
Acquisition of business, net of cash acquired	—	(79.0)
Proceeds from sales and maturities of marketable securities	—	2.9

Net cash used for investing activities	(94.2)	(157.7)

FINANCING ACTIVITIES:
Credit agreement borrowings	114.6	122.2
Credit agreement repayments	(45.7)	(42.2)
Net change in short-term credit agreement borrowings	30.3	20.6
Dividends paid	(19.4)	(19.3)
Proceeds from stock options exercised	4.2	3.6
Withholding tax payments on share-based compensation awards	(7.7)	(4.3)

Net cash provided from financing activities	76.3	80.6

Effect of exchange rate changes on cash and cash equivalents	(1.8)	2.2

INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	2.9	(27.7)
Cash and cash equivalents at beginning of period	27.0	56.2

Cash and cash equivalents at end of period	$29.9	$28.5

PRELIMINARY

CONSOLIDATED BALANCE SHEETS

(in millions)

(Unaudited)

	December 31, 2019	June 30, 2019
ASSETS
Current assets:
Cash and cash equivalents	$29.9	$27.0
Accounts receivable, net	378.3	384.1
Inventories	896.6	787.7
Other current assets	52.9	37.4

Total current assets	1,357.7	1,236.2
Property, plant and equipment, net	1,385.8	1,366.2
Goodwill	328.9	326.4
Other intangibles, net	63.8	67.2
Deferred income taxes	4.1	4.2
Other assets	263.3	187.6

Total assets	$3,403.6	$3,187.8

LIABILITIES
Current liabilities:
Short-term credit agreement borrowings	$118.9	$19.7
Accounts payable	233.9	238.7
Accrued liabilities	146.6	157.6

Total current liabilities	499.4	416.0
Long-term debt	550.6	550.6
Accrued pension liabilities	363.4	371.2
Accrued postretirement benefits	122.8	122.1
Deferred income taxes	151.8	142.7
Other liabilities	112.2	65.1

Total liabilities	1,800.2	1,667.7

STOCKHOLDERS’ EQUITY
Common stock	280.1	279.0
Capital in excess of par value	322.1	320.4
Reinvested earnings	1,665.9	1,605.3
Common stock in treasury, at cost	(328.4)	(332.8)
Accumulated other comprehensive loss	(336.3)	(351.8)

Total stockholders’ equity	1,603.4	1,520.1

Total liabilities and stockholders’ equity	$3,403.6	$3,187.8

PRELIMINARY

SEGMENT FINANCIAL DATA

(in millions, except pounds sold)

(Unaudited)

	Three Months Ended December 31,		Six Months Ended December 31,
	2019	2018	2019	2018
Pounds sold (000):
Specialty Alloys Operations	56,564	61,668	116,606	124,382
Performance Engineered Products	3,424	3,300	6,674	6,032
Intersegment	(690)	(1,050)	(1,684)	(880)

Consolidated pounds sold	59,298	63,918	121,596	129,534

Net sales:
Specialty Alloys Operations
Net sales excluding surcharge	$382.5	$356.2	$775.7	$717.7
Surcharge	100.5	105.4	198.4	219.4

Specialty Alloys Operations net sales	483.0	461.6	974.1	937.1

Performance Engineered Products
Net sales excluding surcharge	104.1	109.4	212.0	217.4
Surcharge	1.9	3.5	3.4	7.2

Performance Engineered Products net sales	106.0	112.9	215.4	224.6

Intersegment
Net sales excluding surcharge	(15.4)	(16.2)	(29.9)	(29.3)
Surcharge	(0.6)	(1.8)	(1.2)	(3.5)

Intersegment net sales	(16.0)	(18.0)	(31.1)	(32.8)

Consolidated net sales	$573.0	$556.5	$1,158.4	$1,128.9

Operating income:
Specialty Alloys Operations	$76.3	$69.0	$157.3	$121.7
Performance Engineered Products	0.4	4.4	(1.7)	11.7
Corporate costs (including restructuring)	(21.9)	(18.4)	(41.0)	(34.2)
Intersegment	0.2	0.4	0.2	1.2

Consolidated operating income	$55.0	$55.4	$114.8	$100.4

The Company has two reportable segments, Specialty Alloys Operations (“SAO”) and Performance Engineered Products (“PEP”).

The SAO segment is comprised of Carpenter’s major premium alloy and stainless steel manufacturing operations. This includes operations performed at mills primarily in Reading and Latrobe, Pennsylvania and surrounding areas as well as South Carolina and Alabama.

The PEP segment is comprised of the Company’s differentiated operations. This segment includes the Dynamet titanium business, the Carpenter Powder Products (CPP) business, the Amega West business, the Carpenter Additive (Additive) business and the Latrobe and Mexico distribution businesses. Effective July 1, 2019, the Company’s LPW, CalRAM and Powder business in Alabama and West Virginia were combined into the Carpenter Additive business. The businesses in the PEP segment are managed with an entrepreneurial structure to promote flexibility and agility to quickly respond to market dynamics. It is our belief this model will ultimately drive overall revenue and profit growth. The pounds sold data above for the PEP segment includes only the Dynamet, CPP and Additive businesses.

Corporate costs are comprised of executive and director compensation, and other corporate facilities and administrative expenses not allocated to the segments. Also included are items that management considers not representative of ongoing operations and other specifically-identified income or expense items.

The service cost component of net pension expense, which represents the estimated cost of future pension liabilities earned associated with active employees, is included in the operating results of the business segments. The residual net pension expense is comprised of the expected return on plan assets, interest costs on the projected benefit obligations of the plans, and amortization of actuarial gains and losses and prior service costs and is included in other income (expense), net.

PRELIMINARY

NON-GAAP FINANCIAL MEASURES

($ in millions, except per share data)

(Unaudited)

	Three Months Ended December 31,		Six Months Ended December 31,
	2019	2018	2019	2018
ADJUSTED OPERATING MARGIN EXCLUDING SURCHARGE REVENUE AND SPECIAL ITEMS
Net sales	$573.0	$556.5	$1,158.4	$1,128.9
Less: surcharge revenue	101.8	107.1	200.6	223.1

Net sales excluding surcharge revenue	$471.2	$449.4	$957.8	$905.8

Operating income	$55.0	$55.4	$114.8	$100.4
Special items:
Restructuring charges	2.3	—	2.3	—
Acquisition-related costs	—	1.2	—	1.2

Operating income excluding special items	$57.3	$56.6	$117.1	$101.6

Operating margin	9.6%	10.0%	9.9%	8.9%

Adjusted operating margin excluding surcharge revenue and special items	12.2%	12.6%	12.2%	11.2%

Management believes that removing the impact of raw material surcharge from operating margin provides a more consistent basis for comparing results of operations from period to period, thereby permitting management to evaluate performance and investors to make decisions based on the ongoing operations of the Company. In addition, management believes that excluding special items from operating margin is helpful in analyzing our operating performance, as these items are not indicative of ongoing operating performance. Management uses its results excluding these amounts to evaluate its operating performance and to discuss its business with investment institutions, the Company’s board of directors and others.

	Income Before Income Taxes	Income Tax Expense	Net Income	Earnings Per Diluted Share*
ADJUSTED EARNINGS PER SHARE EXCLUDING SPECIAL ITEMS
Three months ended December 31, 2019, as reported	$50.5	$(11.7)	$38.8	$0.79

Special item:
Restructuring charges	2.3	(0.5)	1.8	0.04

Three months ended December 31, 2019, as adjusted	$52.8	$(12.2)	$40.6	$0.83

*	Impact per diluted share calculated using weighted average common shares outstanding of 48.5 million for the three months ended December 31, 2019.

	Income Before Income Taxes	Income Tax Expense	Net Income	Earnings Per Diluted Share*
ADJUSTED EARNINGS PER SHARE EXCLUDING SPECIAL ITEMS
Three months ended December 31, 2018, as reported	$45.2	$(9.7)	$35.5	$0.73

Special item:
Acquisition-related costs	1.2	—	1.2	0.03

Three months ended December 31, 2018, as adjusted	$46.4	$(9.7)	$36.7	$0.76

*	Impact per diluted share calculated using weighted average common shares outstanding of 48.0 million for the three months ended December 31, 2018.

	Income Before Income Taxes	Income Tax Expense	Net Income	Earnings Per Diluted Share*
ADJUSTED EARNINGS PER SHARE EXCLUDING SPECIAL ITEMS
Six months ended December 31, 2019, as reported	$104.6	$(24.6)	$80.0	$1.64

Special item:
Restructuring charges	2.3	(0.5)	1.8	0.03

Six months ended December 31, 2019, as adjusted	$106.9	$(25.1)	$81.8	$1.67

*	Impact per diluted share calculated using weighted average common shares outstanding of 48.4 million for the six months ended December 31, 2019.

	Income Before Income Taxes	Income Tax Expense	Net Income	Earnings Per Diluted Share*
ADJUSTED EARNINGS PER SHARE EXCLUDING SPECIAL ITEMS
Six months ended December 31, 2018, as reported	$85.5	$(18.5)	$67.0	$1.38

Special item:
Acquisition-related costs	1.2	—	1.2	0.03

Six months ended December 31, 2018, as adjusted	$86.7	$(18.5)	$68.2	$1.41

*	Impact per diluted share calculated using weighted average common shares outstanding of 48.1 million for the six months ended December 31, 2018.

Management believes that earnings per share adjusted to exclude the impact of the special items is helpful in analyzing the operating performance of the Company, as these items are not indicative of ongoing operating performance. Management uses its results excluding these amounts to evaluate its operating performance and to discuss its business with investment institutions, the Company’s board of directors and others.

	Three Months Ended December 31,		Six Months Ended December 31,
	2019	2018	2019	2018
FREE CASH FLOW
Net cash provided from operating activities	$21.8	$37.8	$22.6	$47.2
Purchases of property, plant, equipment and software	(46.7)	(40.1)	(94.3)	(81.7)
Proceeds from disposals of property, plant and equipment and assets held for sale	0.1	0.1	0.1	0.1
Acquisition of business, net of cash acquired	—	(79.0)	—	(79.0)
Dividends paid	(9.7)	(9.7)	(19.4)	(19.3)

Free cash flow	$(34.5)	$(90.9)	$(91.0)	$(132.7)

Management believes that the free cash flow measure provides useful information to investors regarding our financial condition because it is a measure of cash generated which management evaluates for alternative uses.

PRELIMINARY

SUPPLEMENTAL SCHEDULE

(in millions)

(Unaudited)

	Three Months Ended December 31,		Six Months Ended December 31,
	2019	2018	2019	2018
NET SALES BY END-USE MARKET
End-Use Market Excluding Surcharge Revenue:
Aerospace and Defense	$278.8	$234.1	$564.9	$473.8
Medical	43.5	38.4	87.5	78.0
Transportation	30.6	29.4	63.6	60.8
Energy	26.9	36.4	59.9	73.9
Industrial and Consumer	63.9	77.6	124.1	152.1
Distribution	27.5	33.5	57.8	67.2

Total net sales excluding surcharge revenue	471.2	449.4	957.8	905.8

Surcharge revenue	101.8	107.1	200.6	223.1

Total net sales	$573.0	$556.5	$1,158.4	$1,128.9